Filed pursuant to Rule 424(b)(5)

Registration No. 333-192102

Prospectus Supplement

(To Prospectus Dated January 13, 2014)

Up to $25,000,000

Common Stock

We have entered into a Controlled Equity OfferingSM sales agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor Fitzgerald”) relating to shares of common stock offered by this prospectus supplement.  In accordance with the terms of the Sales Agreement, we may offer and sell up to $25,000,000 of our common stock from time to time through Cantor Fitzgerald, acting as sales agent.

Our common stock is traded on the NASDAQ Capital Market under the symbol “BPTH.”  The last reported sale price of our common stock on the NASDAQ Capital Market on June 23, 2015 was $1.40 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the NASDAQ Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions. Subject to the terms of the Sales Agreement, Cantor Fitzgerald will act as sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Cantor Fitzgerald and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor Fitzgerald will be entitled to compensation at a commission rate of 3.4% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cantor Fitzgerald with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended (the “Exchange Act”).

Investing in our securities involves a high degree of risk. Before making an investment decision, you should review carefully consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement. See “Risk Factors” on page S-5 of this prospectus supplement, page 2 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 24, 2015.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus supplement and the accompanying prospectus.

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement or in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We have not, and Cantor Fitzgerald has not, authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representation.

We are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information in this prospectus supplement and accompanying prospectus is accurate only as of the dates on the front of the respective document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or a solicitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the common stock and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus when making your investment decision.

Unless the context requires otherwise, references in this prospectus supplement to "Bio-Path," "the Company," "we," "us" and "our" refer to Bio-Path Holdings, Inc. and its wholly-owned subsidiary, Bio-Path, Inc.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, in the accompanying prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about this offering, our business and our financial and operating data. You should carefully read the entire prospectus supplement, the accompanying prospectus, including under the sections titled “Risk Factors” included therein, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Company

We are a biotechnology company founded with technology from The University of Texas, MD Anderson Cancer Center (“MD Anderson”) and are dedicated to developing novel cancer drugs under an exclusive license arrangement with MD Anderson. We have drug delivery platform technology with composition of matter intellectual property for systemic delivery of our proprietary antisense. We also plan to investigate developing liposome tumor targeting technology, which has the potential to be developed to augment our current delivery technology to improve further the effectiveness of our antisense. In addition to our existing technology under license, we expect to maintain a close working relationship with key members of the MD Anderson staff, which has the potential to provide additional drug candidates in the future. We also intend to broaden our technology to include cancer drugs other than antisense, including drug candidates licensed from institutions other than MD Anderson. We believe that our core technology, if successful, will enable us to be at the center of emerging genetic and molecular target-based therapeutics that require systemic delivery of DNA and RNA-like material.

BP1001

Liposomal Grb-2 (“BP1001”) is our lead liposome delivered antisense drug candidate. BP1001 recently completed a Phase I clinical trial for the treatment of Acute Myeloid Leukemia (“AML”), Chronic Myelogenous Leukemia, Myelodysplastic Syndrome and Acute Lymphoblastic Leukemia. The Phase I clinical trial was a dose-escalating study to determine the safety and tolerance of escalating doses of BP1001. There was no evidence of significant toxicity from treatment of patients with BP1001 in our Phase I clinical trial. The study determined an optimal biologically active dose for further development and the pharmacokinetics of BP1001 in patients from the study are being evaluated. In addition, patient blood samples from the trial were tested using a new assay developed by us to measure down-regulation of the target protein, the critical scientific data that demonstrated the delivery technology does in fact successfully deliver the antisense drug substance to the cell and across the cell membrane into the interior of the cell where expression of the target protein is blocked. The clinical trial was conducted at MD Anderson.

On February 9, 2015, we announced that we began enrollment into the safety segment of our Phase II clinical trial on BP1001 in patients with AML. The safety segment of our combination therapy Phase II clinical trial in AML consists of two dosing cohorts (60 mg/m2 and 90mg/m2) to test the safety profile of treating AML patients first with BP1001 and low dose Ara-C. Patients ineligible for intensive induction therapy are currently treated only with low dose Ara-C. This trial will determine if adding BP1001 will yield better response rates in this AML patient population. Following the safety portion, the trial will then be opened in multiple centers to test 40-60 patients with the combination. An interim analysis will be performed after approximately 20 patients have been treated with the combination therapy.

We have also recently initiated preclinical testing of BP1001 for the treatment of Triple Negative Breast Cancer (“TNBC”) and Inflammatory Breast Cancer (“IBC”). Our plan is to develop BP1001 as a targeted therapy against TNBC and IBC. Our treatment goals are two-pronged: the first is to develop BP1001 as a tumor reduction agent in combination with other approved drugs in pre-operative settings for TNBC and IBC patients, and the second is to develop BP1001 as a drug to treat and control or eliminate cancer metastasis in TNBC and IBC patients. Both of these treatment goals address high need situations for patients. Following successful completion of the preclinical studies, we intend to start a Phase I clinical trial in TNBC and IBC in late 2015. We believe that the observations that we learned from the original Phase I trial will help us to increase the speed of progress for such Phase I trial in TNBC and IBC, as the toxicity profile of BP1001 is currently well established.

BP1002

Liposomal Bcl-2 (“BP1002”) is our second liposome delivered antisense drug candidate. BP1002 is intended to target the lymphoma and certain solid tumor markets. Clinical targets for BP1002 include lymphoma, breast cancer, colon cancer, prostate cancer and leukemia. We believe that BP1002 has the potential to treat 40%-60% of solid tumors. On December 22, 2014, we announced that we initiated development of BP1002 as a treatment for follicular lymphoma. We intend to file a new IND to begin clinical testing of BP1002 in patients with follicular lymphoma in 2015.

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We were originally incorporated in May 2000 as a Utah corporation under the name of Ogden Golf Co. Corporation.  We terminated our retail golf store operations in December 2006.  On February 14, 2008, we acquired Bio-Path, Inc., a Utah corporation, in a reverse merger transaction (the “Merger”).  In connection with the Merger, we changed our name to Bio-Path Holdings, Inc., acquired Bio-Path Inc. as a wholly-owned subsidiary and appointed the officers and directors of Bio-Path Inc. as officers and directors of Bio-Path Holdings, Inc.  We also increased our authorized capital stock and adopted a stock incentive plan.  The Merger and related matters are further described in a Current Report on Form 8-K filed with the SEC on February 19, 2008. Subsequent to the Merger, we changed our fiscal year end from June 30th to December 31st. On March 10, 2014, our common stock ceased trading on the OTCQX and commenced trading on the NASDAQ Capital Market under the ticker symbol “BPTH.” We changed our state of incorporation from Utah to Delaware on December 31, 2014 through a statutory conversion pursuant to the Utah Revised Business Corporation Act and the Delaware General Corporation Law.

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Our principal executive offices are located at 4710 Bellaire Boulevard, Suite 210, Bellaire, Texas 77401. Our telephone number is (832) 742-1357. Our Internet address is www.biopathholdings.com. None of the information on our website forms a part of this prospectus supplement or the accompanying prospectus.

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The Offering

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $25,000,000.

Common stock to be outstanding immediately after this offering (1)	Up to 107,620,014 shares (as more fully described in footnote (1) below), assuming sales of 17,857,142 shares of our common stock in this offering at an offering price of $1.40 per share, which was the last reported sale price of our common stock on the NASDAQ Capital Market on June 23, 2015. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At-the-market” offering that may be made from time to time through our sales agent, Cantor Fitzgerald. See “Plan of Distribution” on page S-9.

Use of proceeds	We currently expect to use the net proceeds from this offering, if any, for working capital and general corporate purposes. See “Use of Proceeds” on page S-7.

NASDAQ Capital Market Symbol	“BPTH”

Risk Factors	An investment in our company involves a high degree of risk. Please refer to the sections titled “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing our securities.

(1) The number of shares of common stock to be outstanding after this offering is based on 89,762,872 shares of common stock outstanding as of March 31, 2015, which excludes:

•	5,527,778 shares of common stock reserved for issuance upon the exercise of outstanding options granted under our First Amended 2007 Stock Incentive Plan, as amended (our “2007 Stock Incentive Plan”), with a weighted average exercise price of $1.04 per share;

•	3,448,509 additional shares of common stock reserved for future issuance under our 2007 Stock Incentive Plan; and

•	2,760,000 shares of common stock that may be issued upon exercise of outstanding warrants with a weighted average exercise price of $4.73 per share.

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Risk Factors

An investment in our company involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described below, as well as the risks described in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks and uncertainties discussed under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other documents incorporated by reference into this prospectus supplement and accompanying prospectus, as updated by our subsequent filings under the Exchange Act.

Any of these risks could have a material adverse effect on our business, prospects, financial condition and results of operations. In any such case, the trading price of our securities could decline and you could lose all or part of your investment. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

Resales of our common stock in the public market following the offering may cause its market price to fall.

We will issue common stock from time to time in connection with this offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. If our stockholders sell substantial amounts of our common stock in the public market following this offering, the market price of our common stock could fall.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on an assumed offering price of $1.40 per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of approximately $1.06 per share in the net tangible book value of the common stock. See the section titled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. In addition, we have a significant number of stock options and warrants outstanding. To the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, you may experience further dilution.

Furthermore, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then-existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

Our management has significant flexibility in using the net proceeds of this offering.

We intend generally to use the net proceeds from this offering, if any, for working capital and general corporate purposes. Our management will have significant flexibility in applying the net proceeds of this offering. Management’s failure to use these funds effectively would have an adverse effect on the value of our common stock and could make it more difficult and costly to raise funds in the future.

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Special Note Regarding Forward-Looking Statements

This prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities and Section 21E of the Exchange Act.  Forward-looking statements can be identified by words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “project,” “goal,” “strategy,” “future,” “likely,” “may,” “should,” “will” and variations of these words and similar references to future periods, although not all forward-looking statements contain these identifying words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, and changes in circumstances, including but not limited to risk factors incorporated by reference under “Item 1A. Risk Factors” to Part I of our Annual Report on Form 10-K as of and for the fiscal year ended December 31, 2014 and other factors described elsewhere in this prospectus supplement or in our current and future filings with the SEC. As a result, our actual results may differ materially from those expressed or forecasted in the forward-looking statements, and you should not rely on such forward-looking statements. You should carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference in this prospectus supplement and the accompanying prospectus as described under the sections titled “Where You Can Find More Information” in each document, completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Any forward-looking statement made by us in this prospectus supplement or the accompanying prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.  However, you should carefully review the risk factors set forth in other reports or documents we file from time to time with the SEC.

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Use of Proceeds

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with Cantor Fitzgerald as a source of financing.

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes. The amount and timing of these expenditures will depend on a number of factors, such as the timing, scope, progress and results of our research and development efforts, the timing and progress of any partnership efforts and the competitive environment for our product candidates.

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Dilution

If you invest in our common stock, you will experience immediate and substantial dilution to the extent of the difference between the public offering price of our common stock and the adjusted net tangible book value per share of our common stock immediately after the offering.

Our net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. The net tangible book value of our common stock as of March 31, 2015 was approximately $12.4 million or $0.14 per share, based on 89,762,872 shares of our common stock outstanding at March 31, 2015.

After giving effect to our sale in this offering of shares of our common stock in the aggregate amount of $25,000,000 at an assumed public offering price of $1.40 per share (the last reported sale price of our common stock on the NASDAQ Capital Market on June 23, 2015), and after deducting the placement agent fee and our estimated offering expenses payable by us, our net tangible book value as of March 31, 2015 would have been approximately $36.6  million, or $0.34 per share of common stock. This represents an immediate increase in net tangible book value of $0.20 per share to existing stockholders and an immediate dilution of $1.06  per share to new investors purchasing shares of common stock in this offering at the assumed public offering price. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$1.40
Historical net tangible book value per share as of March 31, 2015	$0.14
Increase in net tangible book value per share attributable to new investors	$0.20

As adjusted net tangible book value per share after this offering		$0.34

Dilution per share to new investors		$1.06

The table above assumes for illustrative purposes that an aggregate of 17,857,142 shares of our common stock are sold at a price of $1.40 per share, the last reported sale price of our common stock on the NASDAQ Capital Market on June 23, 2015, for aggregate gross proceeds of approximately $25,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed public offering price of $1.40 per share shown in the table above, assuming all of our common stock in the aggregate amount of approximately $25,000,000 is sold at that price, would increase the dilution in net tangible book value per share to new investors in this offering to $1.54 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed public offering price of $1.40 per share shown in the table above, assuming all of our common stock in the aggregate amount of approximately $25,000,000 is sold at that price, would decrease the dilution in net tangible book value per share to new investors in this offering to $0.59 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 89,762,872 shares of our common stock outstanding as of March 31, 2015, which excludes:

•	5,527,778 shares of common stock reserved for issuance upon the exercise of outstanding options granted under our 2007 Stock Incentive Plan, with a weighted average exercise price of $1.04 per share;

•	3,448,509 additional shares of common stock reserved for future issuance under our 2007 Stock Incentive Plan; and

•	2,760,000 shares of common stock that may be issued upon exercise of outstanding warrants with a weighted average exercise price of $4.73 per share.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock or outstanding warrants to purchase shares of our common stock. To the extent that any of these outstanding warrants or options are exercised or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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Plan of Distribution

We have entered into a Controlled Equity OfferingSM sales agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor Fitzgerald”), under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $25,000,000 from time to time through Cantor Fitzgerald acting as agent. The Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K under the Exchange Act and is incorporated by reference in this prospectus supplement.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor Fitzgerald may sell our common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NASDAQ Capital Market, on any other existing trading market for our common stock or to or through a market maker. Cantor Fitzgerald may also sell our common stock by any other method permitted by law, including in privately negotiated transactions. We may instruct Cantor Fitzgerald not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor Fitzgerald may suspend the offering of common stock upon notice and subject to other conditions.

We will pay Cantor Fitzgerald commissions, in cash, for its services in acting as agent in the sale of our common stock. Cantor Fitzgerald will be entitled to compensation at a commission rate of 3.4% of the aggregate gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor Fitzgerald for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor Fitzgerald under the terms of the Sales Agreement, will be approximately $100,000.

Settlement for sales of common stock will occur on the third trading day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor Fitzgerald in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor Fitzgerald may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor Fitzgerald will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor Fitzgerald against certain civil liabilities, including liabilities under the Securities Act.

Cantor Fitzgerald has entered into a fee sharing agreement with Maxim Group LLC (“Maxim”), pursuant to which Maxim will be entitled to receive compensation from Cantor Fitzgerald of approximately 1.0% of the gross sales price per share of our common stock sold under the Sales Agreement in consideration for Maxim’s services to us as a financial advisor under this offering. Other than serving as a financial advisor to us, Maxim will have no other obligations or responsibility in connection with the sale of common stock covered by this prospectus supplement.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of our common stock subject to the Sales Agreement, or (ii) termination of the Sales Agreement as permitted therein. We and Cantor Fitzgerald may each terminate the Sales Agreement at any time upon ten days’ prior notice.

Cantor Fitzgerald and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor Fitzgerald will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Cantor Fitzgerald and Cantor Fitzgerald may distribute this prospectus supplement and the accompanying prospectus electronically.

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updated description of CAPITAL STOCK

Effective December 31, 2014, we changed our state of incorporation from Utah to Delaware through a statutory conversion pursuant to the Utah Revised Business Corporation Act and the Delaware General Corporation Law (the “Reincorporation”). The descriptions below reflect updated information with respect to our capital stock as a result of the Reincorporation.

Common Stock

The following description of our common stock is a summary. It is not complete and is subject to and qualified in its entirety by our certificate of incorporation and bylaws, a copy of each of which is incorporated as an exhibit to the registration statement of which this prospectus supplement forms a part by reference to Exhibit 3.3 and Exhibit 3.4 of our Current Report on Form 8-K filed with the SEC on January 6, 2015. As of the date of this prospectus supplement, our certificate of incorporation authorizes us to issue 200,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. As of March 31, 2015, there were 89,762,872 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Holders of common stock are entitled to one vote for each share held in the election of directors and on all other matters submitted to a vote of stockholders. Cumulative voting of shares of common stock is prohibited. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Subject to the prior rights of the holders of any outstanding preferred stock, holders of common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of our company, the holders of common stock are entitled to receive ratably the assets of our company remaining after payment of all liabilities and payment to holders of preferred stock if such preferred stock has an involuntary liquidation preference over the common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, validly issued, fully paid and nonassessable.

Preferred Stock

The board of directors is authorized, without any further notice to or action of the stockholders, to issue 10,000,000 shares of preferred stock in one or more series and to determine the relative rights, preferences and privileges of the shares of any such series.

Limitation on Liability and Indemnification of Officers and Directors

Our certificate of incorporation and bylaws provide for indemnification of our officers and directors to the fullest extent permitted by Delaware law. Our certificate of incorporation and bylaws limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. We maintain directors’ and officers’ liability insurance.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

Some provisions of Delaware law and our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions may also delay, deter or prevent a change in control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock and also may limit the price that investors are willing to pay in the future for our common stock. These provisions may also have the effect of preventing changes in our management.

Our certificate of incorporation and bylaws include anti-takeover provisions that:

•	authorize our board of directors, without further action by the stockholders, to issue shares of preferred stock in one or more series, and with respect to each series, to fix the number of shares constituting that series and establish the rights and other terms of that series;

•	establish advance notice procedures for stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders meeting;

•	provide that our bylaws may be amended by our board of directors without stockholder approval;

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•	allow our directors to establish the size of the board of directors by action of the board, subject to a minimum of three members;

•	provide that vacancies on our board of directors or newly created directorships resulting from an increase in the number of our directors may be filled only by a majority of directors then in office, even though less than a quorum; and

•	do not give the holders of our common stock cumulative voting rights with respect to the election of directors.

Business Combinations

Section 203 of the Delaware General Corporation Law provides that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the person became an interested stockholder, unless:

•	prior to the time that person became an interested stockholder, our board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding certain shares; or

•	at or subsequent to the time the person became an interested stockholder, the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, consolidation, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock. However, in the case of our company, the sponsors and any of their respective permitted transferees receiving 15% or more of our voting stock, such stockholders will not be deemed to be interested stockholders regardless of the percentage of our voting stock owned by them. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Listing

Are common stock is listed on the NASDAQ Capital Market under the symbol “BPTH.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

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Legal Matters

The validity of the issuance of the securities offered hereby will be passed upon for us by Winstead PC, Houston, Texas. Cantor Fitzgerald is being represented in connection with this offering by Latham & Watkins LLP, San Diego, California.

Experts

Our annual consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2014 have been audited by Mantyla McReynolds LLC, independent registered public accounting firm, to the extent indicated in their report thereon. Such consolidated financial statements are incorporated by reference into this prospectus supplement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our Internet site can be found at www.biopathholdings.com.

Information Incorporated By Reference

We are incorporating by reference into this prospectus supplement and the accompanying prospectus certain information that we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement and accompanying prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus supplement and accompany prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus supplement and accompanying prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015;

•	our Current Reports on Form 8-K filed with the SEC on January 6, April 16 and June 4, 2015; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 5, 2014, as updated by our Current Report on Form 8-K filed with the SEC on January 6, 2015.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and accompanying prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (except, in any such case, the portions furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise), as well as any proxy statements.

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We will provide to each person, including any beneficial owner, to whom a prospectus supplement and accompanying prospectus are delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement or accompanying prospectus but not delivered with the prospectus supplement and accompanying prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

Bio-Path Holdings, Inc.

Attention: Secretary

4710 Bellaire Boulevard, Suite 210

Bellaire, Texas 77401

(832) 742-1357

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PROSPECTUS

$100,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

We may from time to time offer and sell up to $100,000,000 of common stock, preferred stock, warrants to purchase common stock or preferred stock or any combination of the foregoing, either individually or in units, at prices and on terms described in one or more supplements to this prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides the general terms of the securities we may offer and the general manner in which these securities will be offered. Each time we offer to sell securities, we will provide specific terms related to such offers in a supplement to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. Before you invest, you should carefully read this prospectus and the applicable prospectus supplement, as well the documents incorporated by referenced in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is currently quoted on the OTCQX under the symbol “BPTH.” On December 2, 2013, the last reported sales price per share of our common stock on the OTCQX was $2.55.

We will sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents, dealers or underwriters are involved in the sale of these securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable fees, commissions or discounts. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a supplement to this prospectus.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” on page 2 of this prospectus and as updated in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 13, 2014

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration statement process, we may from time to time sell common stock, preferred stock, warrants to purchase common stock or preferred stock or any combination of the foregoing, either individually or in units, in one or more offerings up to an offering amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer and the general manner in which these securities will be offered.

Each time we offer securities hereunder, we will provide specific terms related to such offering in a supplement to this prospectus.

The prospectus supplements may add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus and the applicable prospectus supplement, together with the information incorporated herein by reference as described under the sections titled “Where You Can Find More Information” and “Information Incorporated by Reference” below. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in that prospectus supplement.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information we have provided or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or the applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus or any applicable supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus or any applicable supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”

Except as otherwise stated or unless the context indicates otherwise, references in this prospectus to "Bio-Path," "the Company," "we," "us" and "our" refer to Bio-Path Holdings, Inc. and our wholly-owned subsidiary, Bio-Path, Inc.

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PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement, including under the section titled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

Our Business

We are a development stage biotechnology company focused on developing novel cancer drugs utilizing our proprietary liposomal delivery technology designed to systemically distribute nucleic acid drugs throughout the human body with a simple intravenous transfusion. We were founded with technology from The University of Texas, MD Anderson Cancer Center (“MD Anderson”), and are dedicated to developing our cancer drugs candidates under our exclusive license arrangement with MD Anderson. We have a drug delivery platform technology with composition of matter intellectual property for systemic delivery of antisense. We also plan to investigate developing liposome tumor targeting technology, which has the potential to be developed to augment our current delivery technology to improve further the effectiveness of our antisense. We believe that our core technology, if successful, will enable us to be at the center of emerging genetic and molecular target-based therapeutics that require systemic delivery of DNA and RNA-like material.

BP-100-1.01

Liposomal Grb-2 (“L-Grb-2” or “BP-100-1.01”) is our lead liposome delivered antisense drug candidate. BP-100-1.01 is currently in a Phase I clinical trial for the treatment of Acute Myeloid Leukemia, Chronic Myelogenous Leukemia, Myelodysplastic Syndrome and Acute Lymphoblastic Leukemia. This Phase I clinical trial is a dose-escalating study to determine the safety and tolerance of escalating doses of L-Grb-2. This trial will also assist in determining the optimal biologically active dose for further development. We are currently in the sixth cohort of our Phase I clinical trial at a dose of 90 mg/m 2 . To date, there has been no evidence of significant toxicity from treatment of patients with L-Grb-2 in our Phase I clinical trial. In addition, we recently announced that our liposomal delivery technology achieved a major milestone in the development of antisense therapeutics based on a scientific assay confirming that treating patients with BP-100-1.01 inhibits the Grb-2 disease-causing target protein in patients with blood cancers. Inhibition of the disease-causing protein has the effect of down regulating the disease. This could potentially allow for L-Grb-2 to be used in combination with current frontline treatments.

We have also recently initiated preclinical testing of BP-100-1.01 for the treatment of Triple Negative Breast Cancer (“TNBC”) and Inflammatory Breast Cancer (“IBC”). Our plan is to develop BP-100-1.01 as a targeted therapy against TNBC and IBC. Treatment goals are two-pronged: the first being to develop BP-100-1.01 as a tumor reduction agent in combination with other approved drugs in pre-operative settings, and the second is to develop BP-100-1.01 as a drug to treat and control or eliminate cancer metastasis in TNBC and IBC patients. Both of these treatment goals address high need situations for patients. Following completion of the preclinical studies, we expect to commence a Phase I clinical trial for the treatment of TNBC and IBC in 2014. We believe that the observations that we learn from the current Phase I clinical trial will allow us to progress relatively quickly in a Phase I clinical trial for TNBC and IBC, as the toxicity profile of BP-100-1.01 is currently being established.

BP-100-1.02

Liposomal Bcl-2 (“BP-100-1.02”) is our co-lead liposome delivered antisense drug candidate. BP-100-1.02 is ready for the clinic and is intended to target the lymphoma and certain solid tumor markets. Clinical targets for BP-100-1.02 include lymphoma, breast cancer, colon cancer, prostate cancer and leukemia.

We were founded in May of 2007 as a Utah corporation. In February of 2008, we completed a reverse merger with Ogden Golf Co. Corporation, a public company traded over-the-counter that had no current operations. The name of Ogden Golf was changed to Bio-Path Holdings, Inc. and the directors and officers of Bio-Path, Inc. became the directors and officers of Bio-Path Holdings, Inc. We became a publicly traded company as a result of this merger. Our operations to date have been limited to organizing and staffing, acquiring, developing and securing our technology and undertaking product development for a limited number of product candidates, including readying our lead drug product candidate BP-100-1.01 for Phase I clinical trials.

Principle Executive Office

Our principal executive offices are located at 2626 South Loop, Suite 180, Houston, Texas 77054. Our telephone number is (832) 971-6616. Our Internet address is www.biopathholdings.com. None of the information on our website forms a part of this prospectus.

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The Offering

We may offer common stock, preferred stock, warrants to purchase common stock or preferred stock or any combination of the foregoing, either individually or in units, in one or more offerings, with an aggregate initial offering price not to exceed $100,000,000. This prospectus describes the general terms that may apply to the securities to be offered and the specific terms of any particular securities that we offer will be described in a separate supplement to this prospectus, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	ranking;

•	rates and times of payment of dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•	restrictive covenants, if any;

•	voting or other rights, if any;

•	conversion, exchange and exercise prices, if any; and

•	important federal income tax considerations.

We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. The applicable prospectus supplement will include any required information about the agents, dealers or underwriters we use and the applicable fees, commissions or discounts we may pay them for their services.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

An investment in our company involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described in or incorporated by reference in this prospectus, including the risks and uncertainties discussed under the section titled “Risk Factors” in our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q or current reports on Form 8-K, and all other documents incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement.

Any of these risks could have a material adverse effect on our business, prospects, financial condition and results of operations. In any such case, the trading price of our securities could decline and you could lose all or part of your investment. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that have been made within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include statements about:

•	the potential benefits and commercial potential of our potential products;

•	our clinical trials, commencement dates for new clinical trials, clinical trial results, evaluation of our clinical trial results by regulatory agencies in other countries;

•	our ability to obtain additional financing;

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•	the safety and efficacy of our product candidates;

•	estimates of the potential markets and estimated trial dates;

•	any changes in the current or anticipated market demand or medical need of our potential products;

•	need for additional research and testing;

•	the uncertainties involved in the drug development process and manufacturing;

•	our future research and development activities;

•	assessment of competitors and potential competitors;

•	potential costs resulting from product liability or other third-party claims;

•	the sufficiency of our existing capital resources and projected cash needs;

•	assessment of impact of recent accounting pronouncements; and

•	government regulation and approvals.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “future,” “intend,” or “certain” or the negative of these terms and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Such risks and uncertainties include those contained in or incorporated by reference under the section titled “Risk Factors.” Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus and any applicable supplement to this prospectus, together with the information incorporated herein by reference as described under the section titled “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities offered pursuant to this prospectus for working capital and general corporate purposes. Until the net proceeds are used for these purposes, we may deposit them in interest-bearing accounts or invest them in short-term marketable securities.

DESCRIPTION OF CAPITAL STOCK

Our articles of incorporation authorizes the issuance of 200,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value. As of December 2, 2013, there were 84,237,872 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders and do not have cumulative voting rights. The holders of common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over our common stock. The holders of our common stock do not have preemptive rights. In the future, preemptive rights may be granted by way of amendment of our articles of incorporation, which would require approval by our board of directors and shareholders on such matter. The holders of our common stock have no conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock.

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Our common stock is currently quoted on the OTCQX under the symbol “BPTH.”

Preferred Stock

Our preferred stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by our board of directors. Our board of directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of our preferred stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The board of directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in our articles of incorporation or the resolution of our board of directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. As of the date of this prospectus, no such shares had been designated.

The following briefly summarizes the material terms of preferred stock that we may offer, other than pricing and related terms disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock that we offer which we will describe in more detail in the applicable prospectus supplement relating to such series. You should also read the more detailed provisions of our articles of incorporation and the statement with respect to shares relating to each particular series of preferred stock for provisions that may be important to you. The statement with respect to shares relating to each particular series of preferred stock offered by the applicable prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the prospectus. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

Rank. A series of preferred stock will have the rank set forth in the relevant certificate of designation and described in the prospectus supplement relating to the applicable series.

Voting Rights. The holders of shares of a series of preferred stock will have the voting rights provided by the applicable certificate of designation and as required by applicable law. These voting rights will be described in the relevant prospectus supplement.

Dividends. The certificate of designation setting forth the terms of a series of preferred stock may provide that the holders of that series are entitled to receive dividends, when, as and if authorized by our board of directors out of funds legally available for dividends, before any declaration or payment of any dividends on securities ranking junior to such series relating to dividends. The rates and dates of payment of dividends and any other terms applicable to the dividends will be set forth in the applicable certificate of designation and described in the prospectus supplement relating to the relevant series. To the extent provided in the certificate of designation, dividends will be payable to the holders of record of our preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of our preferred stock may be cumulative or noncumulative and payable in cash or in kind.

Conversion and Exchange. The certificate of designation setting forth the terms of a series of our preferred stock may provide for, and the prospectus supplement for the applicable series of preferred stock may describe, the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock or securities of a third party.

Redemption. If so specified in the certificate of designation setting forth the terms of a series of our preferred stock, which will be described in the applicable prospectus supplement, a series of our preferred stock may be redeemable at our or the holder’s option and/or may be mandatorily redeemed partially or in whole.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of each series of our preferred stock may be entitled to receive distributions upon liquidation. Those distributions will be made before any distribution is made on any securities ranking junior to such series relating to liquidation. The terms and conditions of those distributions to the relevant series of our preferred stock will be set forth in the applicable certificate of designation and described in the relevant prospectus supplement.

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Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes and such issuance could adversely affect the voting rights of the holders of our common stock. The issuance of our preferred stock could also affect the likelihood that the holders of common stock will receive dividends or payments upon liquidation. In addition, the rights of the holders of the preferred stock offered may be adversely affected by the rights of the holders of any shares of our preferred stock that may be issued in the future. The preferred stock could have the effect of acting as an anti-takeover device to prevent a change in control of our company.

Unless the particular prospectus supplement states otherwise, the holders of each series of our preferred stock will not have any preemptive or subscription rights to acquire more of our capital stock.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Anti-Takeover Effects of Utah Law and Charter and Bylaw Provisions

Certificate of incorporation and bylaws. Our certificate of incorporation authorizes our board of directors to issue up to 10,000,000 shares of preferred stock without shareholder approval and to set the rights, preferences and other designations, including voting rights, of those shares as our board of directors may determine. In addition, our bylaws require certain procedures to be followed and time periods to be met for any shareholder to propose matters to be considered at annual meetings of shareholders, including nominating directors for election at those meetings. Our bylaws also provide that our board of directors is able to elect a director to fill a vacancy created by the expansion of our board of directors or due to the resignation or departure of an existing board member. Provisions of Utah law and our certificate of incorporation and bylaws could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

Utah Control Shares Acquisition Act. We are subject to the anti-takeover provisions of the Utah Control Shares Acquisition Act (the “UCSAA”). The UCSAA limits the ability of persons acquiring more than 20% of a company’s voting stock to vote those shares absent approval by the holders of a majority of all shares entitled to be cast, excluding all interested shares. This statute may discourage, delay or prevent a change of control by limiting the voting rights of control shares acquired in a control share acquisition.

Transfer Agent and Registrar

Our transfer agent is Fidelity Transfer Company, 8915 South 700 East, Suite 102, Sandy, Utah 84070. Its telephone number is (801) 562-1300.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in the applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. We may issue warrants for the purchase of shares of common stock and/or preferred stock. We may issue warrants independently or together with shares of common stock and/or shares of preferred stock, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

Before the issuance of a series of warrants, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering will be filed as an exhibit to the registration statement of which this prospectus is a part, or incorporated by reference from reports that we file with the SEC. The following summaries of material provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus and the applicable prospectus supplement. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the warrants that may be offered, including the following:

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•	the title of the warrants;

•	the aggregate number of the warrants offered;

•	the price or prices at which the warrants will be issued;

•	the securities, which may include shares of any class or series of common stock or preferred stock, for which the warrants are exercisable;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the terms of any rights to redeem or call the warrants;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the manner in which the warrant agreements and warrants may be modified;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	information relating to book-entry procedures, if any;

•	the listing of the warrants on a securities exchange or automated quotation system, if any;

•	whether the warrants may be sold separately or with other securities as parts of units;

•	if applicable, a discussion of material United States federal income tax considerations of holding or exercising the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, the holders of warrants will not have any of the rights of the holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, the holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, the holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, or, if provided in the applicable prospectus supplement, by cashless exercise. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

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Upon receipt of the required exercise price and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, the holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of any related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant to purchase shares of common stock or preferred stock will be adjusted proportionately if we subdivide or combine common stock or preferred stock, as applicable.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Currently Outstanding Warrants

As December 2, 2013, we had issued and outstanding warrants to purchase 85,620 shares of our common stock with an exercise price of $0.90 per share.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

Before the issuance of units, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, will be filed as an exhibit to the registration statement of which this prospectus is a part, or incorporated by reference from reports that we file with the SEC. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as any related free writing prospectuses, and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock and/or warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock and/or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant or unit agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

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Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consents, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a registered holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section titled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

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Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of the holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

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PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell our securities, separately or together, in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act or through a market maker or into an existing trading market on an exchange or otherwise;

•	to one or more underwriters acting along for resale to investors or to the public; and

•	through any combination of the foregoing.

Sales of securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

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We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be quoted on the OTCQX or other principal market for our common stock. We may apply to list any series of preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the section titled “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Cohne, Rappaport & Segal, P.C., Salt Lake City, Utah. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our annual consolidated financial statements incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2012 have been audited by Mantyla McReynolds LLC, independent registered public accounting firm, to the extent indicated in their report thereon. Such consolidated financial statements are incorporated by reference into this prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our Internet site can be found at http:www.biopathholdings.com.

INFORMATION INCORPORATED BY REFERENCE

We are incorporating by reference into this prospectus certain information that we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

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•	our annual report on Form 10-K for the fiscal year ended December 31, 2012;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2013 and amendments on Form 10-Q/A to our quarterly report for the quarter ended September 30, 2013;

•	our current reports on Form 8-K filed with the SEC on January 4, March 12, June 7, July 22, August 9, September 20, October 3 and November 8, 2013;

•	our definitive proxy statement in connection with our 2013 annual meeting of shareholders filed with the SEC on October 31, 2013; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 10, 2008.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement or (ii) after the date of this prospectus and until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

Bio-Path Holdings, Inc.

Attention: Secretary

2626 South Loop, Suite 180

Houston, Texas 77054

(832) 971-6616

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Up to $25,000,000

Common Stock

PROSPECTUS SUPPLEMENT

June 24, 2015